EXHIBIT 99


NEWS RELEASE for June 27, 2002 at 7:30 AM EDT
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Jill Cieslak (investors)                                    Len Hall (media)
Allen & Caron, Inc.                                         Allen & Caron, Inc.
949/474-4300                                                949/474-4300
jill@allencaron.com                                         len@allencaron.com
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                     CRYOMEDICAL SCIENCES ANNOUNCES CLOSE OF
                          CRYOSURGERY ASSET TRANSACTION

             Board Approves Name Change to BioLife Solutions, Inc.,
                        New CEO and New Strategic Focus

KENNESAW, GA (June 27, 2002)...Cryomedical Sciences, Inc. (OTC BB: CRYM.OB)
(CMS) announced today that it has completed the sale of its cryosurgery product line and related intellectual property assets to Irvine, CA-based Endocare, Inc. (Nasdaq:ENDO). In the transaction, which was announced on May 29, 2002, CMS transferred ownership of all of its cryosurgical installed base and related intellectual property in exchange for $2.2 million in cash and approximately 120,000 shares of Endocare Common Stock.

         The Company also announced that its Board of Directors has approved the merging of the Company with its wholly owned subsidiary BioLife Solutions, Inc, thereby making the appropriate structural changes to refocus the Company's resources on significant opportunities in marketing preservation and bio-packaging products that facilitate the development of cell and gene therapy techniques through the preservation and transportation of tissue and cellular material. The Board also approved changing the name of the Company to BioLife Solutions, Inc., to more accurately reflect the Company's strategy going forward.

         In connection with the restructuring, the Board has appointed John G. Baust, Ph.D. as President and CEO, replacing Andrew Greuling, who has left the Company in connection with the transaction. Dr. Baust has been the President of BioLife, which was incorporated as a wholly owned subsidiary of CMS in 1998. Dr. Baust pioneered and spearheaded the development and commercialization of the HypoThermosol(R)product line at BioLife.

         Dr. Baust commented, "The divesture of our cryosurgical assets marks a critical milestone in our corporate refocus. We are aggressively moving ahead with the formation and expansion of partnerships with numerous biotechnology companies to integrate our platform technology to solve their storage and transport problems. Our enabling technology platform offers significant promise in the emerging cell therapy and tissue engineering markets."

About the Company
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         The methods for preserving cells, tissue and organs have remained largely unchanged for 50 years. BioLife Solutions, Inc., a wholly owned subsidiary of Cryomedical Sciences, Inc., has pioneered the next generation of preservation solutions designed to maintain the viability and health of cellular matter and tissues during freezing, transportation and storage. Based on the Company's proprietary bio-packaging technology and a patented understanding of the mechanism of cellular damage and death, these products enable the biotechnology and medical community to address a growing problem that exists today. The expanding practice of cell and gene therapy has created a need for products that ensure the biological viability of mammalian cell and tissue material during transportation and storage. The HypoThermosol(R) and CryoStor(TM) products that the Company is selling today are a significant step forward in meeting these needs.

         This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include any statements that relate to the intent, belief, plans or expectations of Cryomedical Sciences or its management, or that are not a statement of historical fact. Any forward-looking statements in this news release are based on current expectations and beliefs and are subject to numerous risks and uncertainties that could cause actual results to differ materially. Some of the specific factors that could cause Cryomedical Sciences' actual results to differ materially are discussed in the Company's recent filings with the Securities and Exchange Commission. Cryomedical Sciences disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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